Exhibit 4(iii)

I, Joseph Tung, certify that set forth below is a fair and accurate English translation of the required document included as an exhibit to this Registration Statement.


                                              By: /s/ JOSEPH TUNG
                                                  ------------------------------
                                                  Title: Chief Financial Officer
                                                  Dated: May 30, 2002

                          Human Resource Announcement

Date: Friday, October 12, 2001

Subject: Revised Distribution Procedure of Employee Bonus

1.   Purpose:

In order to implement the policy of integrating the employee and the employer and allowing the employees to own shares by way of stock bonus, a reasonable employee stock bonus plan was established according to the development strategy of choosing, educating, retaining, and utilizing the human resource so as to inspire and encourage excellent employees' contribution. The employee stock bonus plan or the issuance of new shares, as approved in each annual shareholders meeting, the number of shares distributable to employees as the employee stock bonus or the number of shares subscribable to the employees shall be determined pursuant to this Procedure.

2.   Eligible Employees:

2.1 Native full-time employees who reported to work before the end of each fiscal year, which has earnings, and stay on job before the record date of the bonus distribution are entitled to the employee stock bonus. Except the employees of the overseas subsidiaries, the employees who were assigned to overseas branch offices and the employees of the subsidiaries which are required to be incorporated into the consolidated financial


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     statement are deemed as the employees of this Company. The contract employees are not entitled to the employee stock bonus and the subscription right of the new shares

2.2 With respect to the subscription of new shares, the employees who stay on job at least three months before the record date of the issuance are entitled to the subscription right.

3.   Calculation of the Employee Bonus

The employee bonus to be distributed = (the annual net income after tax - accumulated losses - the capital reserve as required by the Company Law- the legal reserve - the special reserve as required by the Articles of Incorporation of this Company and the resolution of the shareholders' meeting)
* 5%

The above distributable employee bonus may be distributed in the form of shares and cash after the board resolution and the approval of the shareholders' meeting.

4.   Calculation of the Employee's Subscription for New Shares

Under Article 267 of the Company Law, in case the of new share offering for cash, 10% to 15% of such new shares shall be set aside for the subscription by employees as approved by the board resolution or the shareholders' meeting.

5.   Calculation of the Distribution Ratios for Subsidiaries

     i.   Ratio of number of Distributable Shares for Subsidiaries

          The number of shares distributable to the employees of the subsidiaries shall be determined by the contribution of each subsidiary's annual net income or reinvestment profit.

     ii. Procedure for the subsidiaries which have incurred losses or have not made up accumulated losses

          The reduction in the amount of employee bonus by the parent company as a result of the losses incurred by the subsidiary will be recorded. The reduced amount will be made up to the parent company's employees when the subsidiary has earnings.


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In the event of the new share offering for cash, the number of shares subscribable by the employees shall be determined by the board resolution.

6.   Explanation for Employee Bonus Points Distribution.

     6.1 The distributable employee bonus shall be deducted by the items as required by the Company Law and the Articles of Incorporation.

     6.2 The number of total distributable shares shall be determined in accordance with the employee stock bonus as approved by the shareholders' meeting and the Securities and Futures Commission.

7.   Distribution Method of Employee Bonus Points

     7.1 The total bonus points distributable to the employees in each fiscal year which has earnings should be calculated by ranking, seniority, performance (including attendance, incentive and penalty and other special items), performance for the distribution percentage of each item. Then the distributable bonus for each employee shall be calculated aggregately. The odd numbers of the calculated bonus shall be distributed to the Welfare's Committee as part of the Employees' Welfare Fund.

     7.2 Percentages of each items to be calculated into share distribution are as follows:

     ----------------------------------------------------------------------------------------------------------
     Item               Ranking     Seniority      Attendance Review points (including    Performance points
                        points      points         attendance, incentive and penalty
                                                   and other special items)
     ----------------------------------------------------------------------------------------------------------
     Total percentage   50%         12%            23%                                    15%
     ----------------------------------------------------------------------------------------------------------

     7.3 Ranking Points

     7.3.1 Ranking points standard chart:

     -------------------------------------------------------------------------------------------------------------
     Ranking        A      B      C      D      E      F      G      H      I       J       K       L       M
     -------------------------------------------------------------------------------------------------------------
      Points        1,000  2,000  3,000  4,500  5,500  6,500  8,500  9,500  10,500  16,500  24,000  28,000  31,500
      -------------------------------------------------------------------------------------------------------------


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     7.3.2 Ranking points should be calculated according to the days of stay on job.

     7.3.3 If the ranking was adjusted during the year, the points will be calculated in accordance with the contribution degrees of the jobs.

     7.4 Attendance Review points

     7.4.1 Attendance points:
     6 points per working day (7 hours) from January 1 to December 31 for each fiscal year which has earnings. In case of absence, points should be deducted from personal attendance points, minimum is 0 point. The point deduction standard for each type of leaves is as follows:

     ---------------------------------------------------------------------------------------
     Absence                                               Deducted points/per day (7 hours)
     ---------------------------------------------------------------------------------------
     Official leave, Annual leave, Compensated leave,      0
     Job-related injury/sick leave, Funeral leave
     ---------------------------------------------------------------------------------------
     Marriage leave, Maternity leave. Non-paid off,        6
     unpaid leave
     ---------------------------------------------------------------------------------------
     Sick leave                                            12
     ---------------------------------------------------------------------------------------
     Personal leave                                        24
     ---------------------------------------------------------------------------------------
     Duty-Skipping                                         180
     ---------------------------------------------------------------------------------------

     7.4.2 Points for Incentive and Penalty

     -------------------------------------------------------------------------------------------
     Honor                    Points Credited          Disciplinary Action       Points Deducted
     -------------------------------------------------------------------------------------------
     First Honor              300                      First Level               300
     -------------------------------------------------------------------------------------------
     Second Honor             100                      Second Level              100
     -------------------------------------------------------------------------------------------
     Third Honor              30                       Third Level               30
     -------------------------------------------------------------------------------------------

     7.4.3 Special points
     Participation in quality activities, proposal recommendations and other special events recognized by individuals or associations, will be recommended by the human resource department for the granting of points


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     according to the personnel incentive rules after approved by the general manager.

     7.5 Seniority points

     7.5.1 10 points per month while staying on job. With respect to the period less than one month, such period shall be calculated pro rata. Unpaid leave shall not be included. The maximum seniority points are calculated up to 10 years.

     7.6 Performance bonus

     7.6.1 15% of total bonus of a fiscal year has earnings is set aside as performance distribution to be distributed to the well performed employees. The calculation formula is as follows:

     -----------------------------------------------------------------------------------------------------
     Rank              Performance shares              Ranks             A               B          C
                                                                         (Excellent)     (Well)     (Good)
     -----------------------------------------------------------------------------------------------------
     Direct Employees  Total performance bonus  x      Percentage of      10%             20%        40%
                       (direct bonus paid person/      total direct
                       total bonus paid persons)       bonus paid
                                                       persons
                                                       ---------------------------------------------------
                                                       Percentage of      30%             30%        40%
                                                       total direct
                                                       performance bonus
     -----------------------------------------------------------------------------------------------------
                       (Total performance bonus  x     Percentage        10%             20%
                       (indirect bonus paid person/    of total
         Indirect      total bonus paid persons)       indirect bonus
         Employees                                     persons
                                                       ---------------------------------------------------
                                                       Percentage of      60%             40%
                                                       total indirect
                                                       performance bonus
     -----------------------------------------------------------------------------------------------------


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     7.6.2 The following persons are not eligible for being recommended as well performed employees of the year.
          a. Stay on job less than one year.
          b. Ranked as level D or below once.
          c. Disciplinary actions accumulated to second level or above.

     7.6.3 The total bonus should be deducted 50% for the employees who was ranked once as level D or being recorded in the IR plan. Employees who was ranked level E or below are not entitled to any bonus.

8.   Bonus Calculation for Seconded Employees

     This Company will pay bonus to employees who were transferred in on or before June 30 and transferred out on or after July 1. His/Her seniority and attendance points should be calculated to December 31 of the year.

9.   Seniority Rules for Reinstatement

     9.1 The employee whose reinstatement is approved by the highest management of this Company may retain certain seniority for previous stays on job.

     9.2 The recovery of the seniority is only for the purpose of calculation of seniority points for bonus distribution.

10. This procedure and its amendments will be effective after approved by the Board of Directors.

11. This procedure is effective formally from 2001. (The bonus will be distributed on 2003)

12.  Public this announcement is hereby made.